Exhibit 15

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Rare Element Resources Ltd.

We consent to the use of our report dated October 22, 2010 (except as to Note 14, which is as at September 8, 2011, ‘the Report’) with respect to the consolidated balance sheets of Rare Element Resources Ltd. as at June 30, 2010 and June 30, 2009 and the consolidated statements of operations and comprehensive loss and cash flows of Rare Element Resources Ltd. for each of the years in the three year period ended June 30, 2010, included in the Amended Annual Report on Form 20-F. We also consent to the incorporation by reference of the Report into the Registration Statement on Form S-8 (File No. 333-170022). We specifically consent to the reference to our firm in Item 3.A.1 “Selected Financial Data”, Item 8.A “Consolidated Statements and Other Financial Information”, Item 16.C “Principal Accounting Fees and Services” and Item 17 “Financial Statements” in the Annual Report on Form 20-F(A).

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 8, 2011